EXHIBIT 10.85

NOTE AND WARRANT PURCHASE AGREEMENT

TRULITE, INC.

NOTE AND WARRANT

PURCHASE AGREEMENT

NOVEMBER 7, 2007

TABLE OF CONTENTS

			Page
1.	Purchase and Sale of Units; Registration Rights.		2
	1.1.	Notes and Warrants.	2
	1.2.	Closing	2
	1.3.	Company Registration.	2
	1.4.	Information from Investor	2
	1.5.	Expenses of Registration	2
	1.6.	Indemnification	2

2.	Representations and Warranties of the Company		2
	2.1.	Organization, Good Standing and Qualification	2
	2.2.	Capitalization	2
	2.3.	Authorization	2
	2.4.	Valid Issuance	2
	2.5.	Governmental Consents	2
	2.6.	Offering	2
	2.7.	Litigation	2
	2.8.	Patents and Trademarks	2
	2.9.	Agreements; Action.	2
	2.10.	Environmental and Safety Laws	2
	2.11.	Title to Property and Assets	2
	2.12.	Insurance	2

3.	Representations and Warranties of Investor		2
	3.1.	Authorization	2
	3.2.	Purchase Entirely for Own Account	2
	3.3.	Disclosure of Information	2
	3.4.	Investment Experience	2
	3.5.	Accredited Investor	2
	3.6.	Restricted Securities	2
	3.7.	Further Limitations on Disposition	2
	3.8.	Legends	2

4.	Conditions of Investor’s Obligations at Closing		2
	4.1.	Representations and Warranties	2
	4.2.	Performance	2

5.	Conditions of the Company’s Obligations at Closing		2
	5.1.	Representations and Warranties	2
	5.2.	Payment of Consideration	2
	5.3.	Qualifications	2
6.	Miscellaneous.		2
	6.1.	Survival of Warranties	2

Note and Warrant Purchase Agreement	i	Trulite, Inc.

6.2.	Successors and Assigns	2
6.3.	Choice of Law, Venue and Forum	2
6.4.	Counterparts	2
6.5.	Titles and Subtitles	2
6.6.	Notices	2
6.7.	Finder’s Fee	2
6.8.	Expenses	2
6.9.	Amendments and Waivers	2
6.10.	Severability	2
6.11.	Entire Agreement	2

Exhibit “A”	Form of Note
Exhibit “B”	Form of Warrant

Note and Warrant Purchase Agreement	ii	Trulite, Inc.

TRULITE, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement (this “Agreement”) is made as of the 7th  day of November, 2007, by and between Trulite, Inc., a Delaware corporation (the “Company”), and each of the other signatories to this Agreement (each individually, an “Investor” and collectively the “Investors”).

WHEREAS, the Company desires to sell to accredited investors Units (herein so called), at a price of $25,000 per Unit, each Unit to be comprised of (i) an unsecured promissory note in the form of Exhibit A attached hereto in the original principal amount of $25,000 (individually a “Note” and collectively, the “Notes”) and (ii) a Warrant in the form of Exhibit B attached hereto (individually a “Warrant” and collectively, the “Warrants”) to purchase 25,000 shares of the Company’s common stock, $0.0001 par value (“Common Stock”) at a price of $0.50 per share; and

WHEREAS, each Investor subscribes to purchase the number of Units set forth opposite its name on the signature pages to this Agreement, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. Purchase and Sale of Units; Registration Rights.

1.1. Notes and Warrants.

(a) On or prior to the Closing (as defined below), the Company shall have authorized (i) the sale of Units to each Investor, and (ii) the issuance of the shares of Common Stock upon exercise by the Investors of the Warrants (the “Warrant Shares”).

(b) Subject to the terms and conditions of this Agreement, each Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing, the number of Units set forth opposite its name on the signature pages to this Agreement at a price of $25,000 per Unit.

1.2. Closing. The purchase and sale of the Units shall take place at the offices of 1401 McKinney, Suite 900, Houston, Texas 77010 at 10 a.m. Central Time, on November 7, 2007, or at such other time and place as the Company and the Investors mutually agree upon orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to each Investor, against payment of $25,000 per Unit by such Investor to the Company by check, wire transfer or any combination thereof, (i) a Note in the principal amount equal to $25,000 multiplied by the number of Units such Investor is purchasing hereunder, and (ii) a Warrant to purchase a number of shares of Common Stock equal to 25,000 multiplied by the number of Units such Investor is purchasing hereunder.

Note and Warrant Purchase Agreement	1	Trulite, Inc.

1.3. Company Registration.

(a) Registration. If (but without any obligation to do so) on or before October 15, 2009, the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than Investor) any of its stock or other securities under the Securities Act of 1933, as amended (the “Act”) in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Warrant Shares, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Investor written notice of such registration. Upon the written request of Investor given within twenty (20) days after mailing of such notice by the Company in accordance with Section 6.6, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act the resale of all of the Warrant Shares that Investor requests to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not Investor has elected to include Warrant Shares in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.5 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any Investor’s securities in such underwriting unless such Investor accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Warrant Shares, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Warrant Shares, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. Additionally in no event shall any Warrant Shares be included in such offering unless all other stockholders’ securities having prior registration rights, pursuant to the Common Stock and Warrant Purchase Agreements entered into by the Company in April 2006 and pursuant to the Note and Warrant Purchase Agreements entered into by the Company on June 26, 2007, have been included to the extent requested by the stockholders who are parties to such agreements. In the event that the underwriters determine that less than all of the Warrant Shares requested to be registered can be included in such offering, then the Warrant Shares that are included in such offering shall be apportioned pro rata among Investors based on the number of shares of Common Stock held by each Investor.

Note and Warrant Purchase Agreement	2	Trulite, Inc.

1.4. Information from Investor. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the registration of Warrant Shares of any selling Investor that such Investor shall furnish to the Company such information regarding itself, the Warrant Shares held by it, and the intended method of disposition of such Warrant Shares as shall be reasonably required to effect the registration of such Investor’s Warrant Shares.

1.5. Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.3, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

1.6. Indemnification. To the extent permitted by law, each Investor on whose behalf Warrant Shares will be registered will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other party selling securities in such registration statement and any controlling person of any such underwriter against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (defined below), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Investor expressly for use in connection with such registration; and each Investor on whose behalf Warrant Shares will be registered will reimburse any person intended to be indemnified pursuant to this subsection l.6 for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Investor (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 1.6 exceed the gross proceeds from the offering received by such Investor. For purposes of this section 1.6, “Violation” shall mean any of the following statements, omissions or violations (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws.

Note and Warrant Purchase Agreement	3	Trulite, Inc.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor the following:

2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2. Capitalization. The authorized capital of the Company consists of:

(a) 50,000,000 shares of Common Stock of which 11,935,591 shares are issued and outstanding.

(b) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Act and any relevant state securities laws, or pursuant to valid exemptions therefrom.

(c) Except for (i) currently outstanding options to purchase 3,520,676 shares of Common Stock granted to employees and other service providers pursuant to the Company’s Second Amended and Restated Stock Option Plan (the “Option Plan”), (ii) outstanding warrants to purchase an aggregate of 2,066,666 shares of Common Stock, and (iii) agreements with three holders of unsecured promissory notes issued by the Company to convert principal and accrued interest on those promissory notes into Common Stock in the event certain conditions are met, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 1,531,421 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

2.3. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Warrants being sold hereunder, the issuance of the Warrant Shares upon exercise of the Warrants has been taken or will be taken prior to the Closing, and this Agreement and the Warrants constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Note and Warrant Purchase Agreement	4	Trulite, Inc.

2.4. Valid Issuance. The Warrant Shares have been duly and validly reserved for issuance upon exercise of the Warrants, as the case may be, in accordance with their terms will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

2.5. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

2.6. Offering. Subject in part to the truth and accuracy of Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Notes and Warrants as contemplated by this Agreement is exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.7. Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement, or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

2.8. Patents and Trademarks. To the best of its knowledge (but without having conducted any special investigation or patent or trademark search), the Company has sufficient title and ownership or licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others, except for such items as have yet to be conceived or developed or that are expected to be available for licensing on reasonable terms from third parties. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

2.9. Agreements; Action.

(a) Except for agreements explicitly contemplated hereby and employment agreements existing as of the date hereof, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

Note and Warrant Purchase Agreement	5	Trulite, Inc.

(b) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate of Incorporation, as amended or Amended and Restated Bylaws that adversely affects its business as now conducted, its properties or its financial condition.

2.10. Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

2.11. Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

2.12. Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

3. Representations and Warranties of Investor. Each Investor hereby represents and warrants with respect to itself that:

3.1. Authorization. Such Investor has full power and authority to enter into this Agreement and such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2. Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon such Investor’s representation to the Company, which by Investor’s execution of this Agreement Investor hereby confirms, that the Warrants to be received by Investor and the Warrant Shares issuable upon exercise of such Warrants (collectively, the “Securities”) will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3. Disclosure of Information. Such Investor has read the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 and the amendment thereto, Proxy Statement related to its Annual Meeting of Stockholders held May 23, 2007, Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 and Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 18, 2007, on August 3, 2007, on August 13,2007, on August 24, 2007, and on September 27, 2007, respectively. Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Units. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Units and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of any Investor to rely thereon.

Note and Warrant Purchase Agreement	6	Trulite, Inc.

3.4. Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Units and recognizes that it may realize a loss of its entire investment in the Units. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Units.

3.5. Accredited Investor. Such Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

3.6. Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7. Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities, unless and until:

(a) (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.

(b) Notwithstanding the provisions of Paragraphs (a) above, no such opinion of counsel shall be necessary for a transfer by Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were the Investor hereunder.

3.8. Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

Note and Warrant Purchase Agreement	7	Trulite, Inc.

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

4. Conditions of Investor’s Obligations at Closing. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, unless otherwise waived by such Investor:

4.1. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

5.1. Representations and Warranties. The representations and warranties of such Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2. Payment of Consideration. Such Investor shall have delivered the Consideration referenced in Section 1.2.

5.3. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6. Miscellaneous.

6.1. Survival of Warranties. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

Note and Warrant Purchase Agreement	8	Trulite, Inc.

6.2. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3. Choice of Law, Venue and Forum. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles. Exclusive venue for any litigation between the parties hereto shall be in Harris County, Texas, and shall be brought in the State District Courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division. The parties hereto waive any challenge to personal jurisdiction or venue (including without limitation a challenge based on inconvenience) in Harris County, Texas, and specifically consent to the jurisdiction of the State District Courts of Harris County and the United States District Court for the Southern District of Texas, Houston Division.

6.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with an express delivery service or with the United States Post Office, by registered, express or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

6.7. Finder’s Fee. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

Note and Warrant Purchase Agreement	9	Trulite, Inc.

6.8. Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

6.9. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who purchase two-thirds (⅔) of the Units purchased and sold pursuant to the terms of this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including Warrant Shares), each future holder of all such securities, and the Company.

6.10. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.11. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

[Signature Page Follows]

Note and Warrant Purchase Agreement	10	Trulite, Inc.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

Trulite, Inc.
(a Delaware corporation)

By:	/S/ G.WADE STUBBLEFIELD
Title:	Chief Financial Officer

Address:	1401 McKinney, Suite 900
Houston, Texas 77010

INVESTORS:

No. of Units Subscribed for: 2	/s/ Jonathan H. Godshall
	Address:	5360 Spring Park
Houston, TX 77056

No. of Units Subscribed for: 1	/s/ Richard K. Hoesterey
	Address:	7852 La Cosa Dr.
Dallas, TX 75248

No. of Units Subscribed for: 1	/s/ Brian R. Hunter
	Address:	4125 Sicily Drive
Frisco, TX 75034

No. of Units Subscribed for: 1	/s/ Jeff B. Love
	Address:	3400 JPMorgan Chase Tower
600 Travis Street
Houston, TX 77002-3095

No. of Units Subscribed for: 1	/s/ A. Cornelius and Mildred L. Salvaterra
	Address:	1859 Gregory Pl.
Hellertown, PA 18055-3422

No. of Units Subscribed for: 1	/s/ Nazareno Salvaterra
	Address:	1209 Brittany Dr.
Wayne, N.J. 07470

Note and Warrant Purchase Agreement	A-1	Trulite, Inc.

No. of Units Subscribed for: 1	/s/ George F. Seftick
	Address:	62 Hathaway Ct.
Pittsburgh, PA 15235

No. of Units Subscribed for: 1	/s/ Ron Seftick
Address:

No. of Units Subscribed for: 4	/s/ John K. Stubblefield, Jr.
	Address:	2207 Hwy 35N.
Suite C PMB 279
Rockport, TX 78382

No. of Units Subscribed for: 1	/s/ Bill Swanstrom
	Address:	14339 Twisted Oak
Houston, TX 77079

No. of Units Subscribed for: 2	/s/ Tikchik Narrows Partners
	By:	Robert F. Gray, Jr., Partner
	Address:	8715 Crescent Gate Lane
Houston, TX 77024

No. of Units Subscribed for: 1	/s/ John D. White
	Address:	1401 McKinney, Suite 900
Houston, TX 77010

Note and Warrant Purchase Agreement	A-2	Trulite, Inc.

EXHIBIT “A”

FORM OF NOTE

[See Attached]

Note and Warrant Purchase Agreement	A-3	Trulite, Inc.

EXHIBIT “B”

FORM OF WARRANT

[See Attached]

Note and Warrant Purchase Agreement	A-4	Trulite, Inc.